Exhibit 99.2

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc.)

Consolidated Financial Statements

August 31, 2003, December 31, 2002 & December 31, 2001

Table of Contents

Report of Independent Accountants	3
Financial Statements	4
Notes to consolidated financial statements	13

Report of Independent Accountants

Board of Directors

Mentorix Technologies Inc.

We have audited the accompanying consolidated balance sheets of Mentorix Technologies Inc. (formerly known as Turbograd.Com Inc.) (‘Mentorix’ or ‘the Corporation’) and its subsidiary as of August 31, 2003 and December 31, 2002 and 2001 and the related consolidated statements of operations, stockholder’s equity and other comprehensive income and cash flows for the period from January 1, 2003 to August 31, 2003 and for the two year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Mentorix management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly in all material respects, the financial position of Mentorix as of August 31, 2003 and December 31, 2002 and 2001 and the results of their operations and their cash flows for the period from January 1, 2003 to August 31, 2003 and for the two year period ended December 31, 2002, in conformity with the accounting principles generally accepted in the United States of America.

/s/ Grant Thornton

Mumbai, India September 5, 2003

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

Financial Statements

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

Consolidated Balance sheet as on

	August 31, 2003	December 31, 2002	December 31, 2001
ASSETS
Current assets
Cash and cash equivalents	$6,984,841	$4,718,817	$1,754,822
Trade accounts receivable, net of allowances	507,826	667,219	—
Deferred tax asset	7,117	22,903	—
Costs and estimated earnings in excess of billings on uncompleted contracts	201,670	40,900	—
Prepaid expenses	41,061	37,991	25,559
Other current assets	245,891	382,140	80,750

Total current assets	7,988,406	5,869,970	1,861,131

Property and equipment, net	1,113,316	122,792	286,956
Restricted cash	39,376	2,186	2,069
Other assets	233,717	111,531	88,035
Deferred tax asset	241,586	180,467	120,321

Total assets	$9,616,401	$6,286,946	$2,358,512

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Billings in excess of costs and estimated earnings on uncompleted contracts	$31,203	$765,485	$157,828
Current liabilities	1,076,951	953,052	472,004

Total current liabilities	1,108,154	1,718,537	629,832

Non-current liabilities
Long term portion of loan	4,437	11,246	9,838
Advance from customer	760,000	760,000	—

Total non-current liabilities	764,437	771,246	9,838

Total liabilities	1,872,591	2,489,783	639,670

Stockholders’ equity
Common stock, no par, 37,000,000 shares authorized, 18,412,727 shares issued and outstanding	$3,363,544	$3,363,544	$3,363,544
Series ‘A’ Preferred stock, no par, non-cumulative, 1,725,000 shares authorized, issued and outstanding	345,000	345,000	345,000
Series ‘B’ Preferred stock, no par, non-cumulative, 3,671,745 shares authorized, issued and outstanding	2,000,000	2,000,000	2,000,000
Series ‘C’ Preferred stock, no par, cumulative, 4,264,028 shares authorized, issued and outstanding	2,500,000	2,500,000	2,500,000
Series ‘D’ Preferred stock, no par, cumulative 1,760,440 shares authorized, issued and outstanding	2,500,000	2,500,000	2,500,000
Additional paid in capital - stock options	220,137	—	—
Accumulated deficit	(3,176,919)	(6,925,759)	(8,986,748)
Accumulated other comprehensive income	205,992	14,378	(2,954)
Deferred compensation - stock options	(213,944)	—	—

Total stockholders’ equity	7,743,810	3,797,163	1,718,842

Total liabilities and stockholders’ equity	$9,616,401	$6,286,946	$2,358,512

The accompanying notes are an integral part of these financial statements

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

Consolidated Statement of operations for the period ended

	August 31, 2003	August 31, 2002 (unaudited)	December 31, 2002	December 31, 2001

Operating revenues	$10,373,840	$4,405,981	$6,945,190	$3,065,462
Costs of revenues	(5,298,833)	(1,777,800)	(3,595,032)	(7,171,616)

Gross profit (loss)	5,075,007	2,628,181	3,350,158	(4,106,154)

Costs and expenses
Selling, general and administrative expenses	1,016,578	1,404,213	1,380,693	944,471
Depreciation and amortization	399,862	158,350	173,452	121,408
Impairment of intangibles	—	—	38,758	600,000
Amortization of deferred compensation stock expenses	6,193	—	—	—

Total costs and expenses	1,422,633	1,562,563	1,592,903	1,665,879

Operating income (loss)	3,652,374	1,065,618	1,757,255	(5,772,033)
Other income	135,664	5,009	293,051	83,900

Net income (loss) before taxes	3,788,038	1,070,627	2,050,306	(5,688,133)

Provision for taxes
Current tax	82,010	40,758	72,275	4,730
Deferred tax (expense) benefit	(42,812)	—	(82,958)	(120,321)

Net income (loss)	$3,748,840	$1,029,869	$2,060,989	$(5,572,542)

The accompanying notes are an integral part of these financial statements

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

Consolidated statement of Stockholders’ Equity and comprehensive income for period ended August 31, 2003

Particulars	Preferred stock			Common Stock			Additional paid in capital	Other comprehensive income	Deferred compensation employee stock option plan	Accumulated deficit	Total stockholders’ equity
	Authorised	Issued and outstanding		Authorised	Issued and outstanding
	Shares	Shares	Value	Shares	Shares	Value
Balance as on December 31, 2002	11,421,213	11,421,213	$7,345,000	37,000,000	18,412,727	$3,363,544	$—	$14,378	$—	($6,925,759)	$3,797,163
Compensation related to stock option grant	—	—	—	—	—	—	220,137	—	(220,137)	—	—
Amortization of compensation related to stock option grants	—	—	—	—	—	—	—	—	6,193	—	6,193
Foreign currency translation adjustment	—	—	—	—	—	—	—	191,614	—		—
Net income	—	—	—	—	—	—	—	—	—	3,748,840	—

Comprehensive income	—	—	—	—	—	—	—	—	—	—	3,940,454

Balance as on August 31, 2003	11,421,213	11,421,213	$7,345,000	37,000,000	18,412,727	$3,363,544	$220,137	$205,992	($213,944)	($3,176,919)	$7,743,810

The accompanying notes are an integral part of these financial statements

7

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

Consolidated statement of Stockholders’ Equity and comprehensive income for year ended December 31, 2002

	Preferred stock			Common stock			Other Comprehensive income	Accumulated Deficit	Total stockholders’ equity
	Authorised	Issued and outstanding		Authorised	Issued and outstanding
Particulars	Shares	Shares	Value	Shares	Shares	Value
Balance as on December 31, 2001	11,421,213	11,421,213	$7,345,000	37,000,000	18,412,727	$3,363,544	($2,954)	($8,986,748)	$1,718,842
Foreign currency translation adjustment	—	—	—	—	—	—	17,332	—	—
Net income	—	—	—	—	—	—	—	2,060,989	—

Comprehensive income	—	—	—	—	—	—	—	—	2,078,321

Balance as on December 31, 2002	11,421,213	11,421,213	$7,345,000	37,000,000	18,412,727	$3,363,544	$14,378	($6,925,759)	$3,797,163

The accompanying notes are an integral part of this financial statements

8

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

Consolidated statement of Stockholders’ Equity and comprehensive income for year ended December 31, 2001

Particulars	Preferred stock			Common stock			Other comprehensive income	Accumulated deficit	Total stockholders’ equity
	Authorised	Issued and outstanding		Authorised	Issued and outstanding
	Shares	Shares	Value	Shares	Shares	Value
Balance as on January 1, 2001	11,421,213	11,421,213	$7,345,000	23,000,000	7,225,000	$7,225	$ —	($3,414,206)	$3,938,019
Common stock issued				14,000,000	11,187,727	3,356,319	—	—	3,356,319
Foreign currency translation adjustment	—	—	—	—	—	—	(2,954)	—	—
Net loss	—	—	—	—	—	—	—	(5,572,542)	—

Comprehensive income	—	—	—	—	—	—	—	—	(5,575,496)

Balance as on December 31, 2001	11,421,213	11,421,213	$7,345,000	37,000,000	18,412,727	$3,363,544	($2,954)	($8,986,748)	$1,718,842

The accompanying notes are and integral part of these financial statements.

9

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

Consolidated Statement of Cash Flows for the period ended

	August 31, 2003	December 31, 2002	December 31, 2001

Cash flow from operating activities
Net income (loss)	$3,748,840	2,060,989	(5,572,542)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	399,862	173,452	121,408
Impairment of assets	—	38,758	600,000
Deferred tax expense / (benefit)	(42,812)	(82,958)	(120,321)
Gain on sale of assets	(37,283)	—	—
Amortization of compensation related to stock option grants	6,193	—	—
Changes in operating assets and liabilities
Increase in Costs and estimated earnings in excess of billings on uncompleted contracts	(160,770)	(40,900)	—
Decrease/ (Increase) in accounts receivable, net	159,393	(667,219)	—
Decrease/(Increase) in prepaid expenses and other current assets	133,179	(313,822)	(179,483)
Increase in other non current assets	(159,377)	(23,616)	—
(Decrease)/ Increase in billings in excess of costs and estimated earnings on uncompleted contracts	(734,282)	1,367,657	(608,838)
Increase in other current liabilities	123,900	481,048	286,920

Net cash provided by (used in) operating activities	$3,436,843	2,993,389	(5,472,856)
Cash flow from investing activities
Purchase of property and equipment	(1,392,642)	(48,046)	(309,330)
Cash used for business combination	—	—	(600,000)
Proceeds from sale of property and equipment	39,439	—	—

Net cash used in investing activities	$(1,353,203)	(48,046)	(909,330)
Cash flow from financing activities
Proceeds from issuance of common stock	—	—	3,356,319
Addition/(Repayment) of non-current liabilities	(6,809)	1,408	9,838

Net cash used in financing activities	$(6,809)	1,408	3,366,157
Effect on exchange rates changes on cash	189,193	17,244	5,735

Net increase in cash and cash equivalents	2,266,024	2,963,995	(3,010,294)
Cash and cash equivalents at the beginning of the period	4,718,817	1,754,822	4,765,116

Cash and cash equivalents at the end of the period	$6,984,841	$4,718,817	$1,754,822

Supplemental cash flow information
Interest paid	$1,617	$2,656	$984
Income taxes paid	2,551	65,584	2,787

The accompanying notes are an integral part of these financial statements

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

Notes to consolidated financial statements

January 1, 2003 to August 31, 2003

NOTE A – ENTITY AND BUSINESS

Mentorix Technologies Inc. (formerly known as Turbograd.Com Inc) (“Mentorix”) is a Corporation incorporated in the State of California, USA. Mentorix owns 100% of Mentorix Technologies Private Limited (formerly known as Mentorix Learning Technologies Private Limited) (‘the Subsidiary’), a company incorporated as a private limited company in India. Mentorix and the Subsidiary are collectively known as ‘the Group’.

The Group is primarily engaged in providing information technology services mainly for e- learning and content development. The Group operates a dedicated offshore development center in India for providing services to its clients in the United States of America and Europe.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

1.	Basis of presentation

a.	The consolidated financial statements are prepared in conformity with the accounting principles generally accepted in the United States of America. All significant inter-company balances and transactions are eliminated on consolidation.

b.	The consolidated financial statements are stated in U.S. Dollars, except as otherwise specified and are prepared for the period from January 1, 2003 to August 31, 2003, (‘the period’), periods from January 1, 2002 to December 31, 2002, January 1, 2001 to December 2001, and January 1, 2002 to August 31, 2002 (“the comparative periods”). The Consolidated Statement of Operations for the period ended August 31, 2002 is unaudited.

c.	Estimates and assumptions:

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The important estimates made by the Group in preparing these financial statements include those on the useful life of property and equipment, valuation of stock options, allowance for uncollectible accounts and the valuation allowance on deferred tax assets. Actual results could differ from those estimates.

2.	Revenue recognition

The Group derives its revenues primarily from software services and content development. Revenue on time-and-material contracts is recognized as the related services are performed in accordance with the terms of the specific contracts. Revenue from fixed price contracts are recognized under the percentage-of-completion method of accounting, measured by the percentage of man-hours incurred to-date to estimated total man-hours for each contract. This method is used because management considers man-hours to be the best available measure of progress on these contracts.

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimates of profitability and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

Revenue from client training, support and other services is recognized as the services are performed.

The asset, ‘Cost and estimated earnings in excess of billings on uncompleted contracts’ represents revenues recognized in excess of amounts billed. These amounts are billed after the milestones specified in the agreement are achieved and the customer acceptance of the same is received. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts”, represents billings in excess of revenues recognized. The related billings/services are expected to be performed/rendered within the next operating cycle.

In accordance with EITF 01-14 “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” the Company has accounted for reimbursements received for out-of pocket expenses incurred as revenues in the statement of income for each period presented. The Company typically incurs telecommunication, business development and travel related costs that are billed to and reimbursed by customers.

3.	Cash and cash equivalents

The Group considers all highly liquid investments and deposits with an original maturity of ninety days or less to be cash equivalents. Cash and cash equivalents comprise cash in hand, balance in checking accounts and balance in fixed deposits with banks.

4.	Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Gains and losses on the disposal are included in results of operations as the difference between the net book value of the disposed assets and the net proceeds received upon disposal.

The Group applies AICPA Statement of Position 98-1 (“SOP 98-1”) in accounting for software obtained for internal use. Under the provisions of SOP 98-1, certain costs involved in obtaining of software for internal use are capitalized.

The cost of operational software purchased for use in providing services is charged to the cost of revenues at the time of acquisition.

Depreciation is provided over the estimated economic useful life of the assets from the month of acquisition on straight-line basis. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term.

The estimated economic useful lives of assets are as follows:

Software	2 years
Computer equipment	2 years
Office equipment	2 years
Furniture and fixtures	2 years
Vehicles	3 years

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

5.	Impairment of long-lived assets

The provisions of Statement of Financial Accounting Standards (SFAS) No. 121 deal with accounting for the impairment of long-lived assets and long-lived assets to be disposed off. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset.

In August 2001, the FASB also issued SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” that replaces SFAS 121 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed off”. SFAS 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Under this standard, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001.

6.	Foreign currency transactions and translations:

The functional and reporting currency of Mentorix is US Dollar and of its subsidiary is Indian Rupee (“Rs.”). The translation of Rs. to US dollars is performed for balance sheet accounts using the exchange rate in effect as at the balance sheet date and for revenue and expense accounts using the average exchange rate for the respective period. The gains or losses resulting from such translation are reported as “Other comprehensive income”, a separate component of stockholders’ equity.

Foreign currency transactions entered during the year are translated into the functional currency of Mentorix at the rates of exchange prevailing at the date of transaction. Monetary current assets and liabilities in foreign currency are translated into functional currencies at the exchange rate prevailing on the balance sheet date.

7.	Income Taxes

The Group accounts for deferred taxes under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of change. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized.

8.	Stock based compensation

Mentorix applies the intrinsic value based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stocks Issued to Employees and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation in interpretation of APB Opinion No. 25, issued in March 2000, to account for its fixed plan stock options.

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

Had compensation cost for the Group’s stock option plan been determined on the fair value at the grant dates for employee compensation arrangements consistent with the method required by SFAS 123, the Group’s net income (loss) would have been the proforma amounts indicated below:

Pro forma earnings under SFAS 123

Net Income (Loss)	Amount ($) 2003	Amount ($) 2002	Amount ($) 2001
As reported under APB 25	$3,748,840	$2,060,989	$(5,572,542)
Add: Compensation cost deducted under APB 25	6,193	—	—

Net income (loss) before stock option accounting	3,755,033	2,060,989	(5,572,542)
Less: Stock-based employee compensation under the fair value method	14,227	1,922	—

Pro forma income (loss) as under SFAS 123	$3,740,806	$2,059,067	$(5,572,542)

9.	Retirement benefits

The Group has employee benefit plans in the form of certain statutory and welfare schemes covering substantially all of its employees.

Social security scheme:

A few of the employees of Mentorix receive benefits under a social security scheme, which is a defined contribution plan based on specified percentage of employee’s salary.

Provident fund

In accordance with the Indian laws, all the employees of the Subsidiary in India, are entitled to receive benefits under the Provident Fund, a defined contribution plan in which the both employee and the Subsidiary, contribute monthly at a predetermined rate (currently 12 percent of the employee’s basic salary). These contributions are made to the government Provident Fund and the Subsidiary has no further obligation under the Provident Fund beyond its monthly contributions.

Gratuity

In accordance with the Indian laws, the Subsidiary provides for gratuity, a defined benefit plan (the “Gratuity Plan”) covering all employees. The gratuity plan provides a lump sum payment to vested employees at retirement or termination of employment of an amount based on the respective employee’s salary and the years of employment with the Subsidiary. The Subsidiary provides for gratuity benefit through actuarially determined contributions pursuant to a fund administered and managed by the Life Insurance Corporation of India (LIC).

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

10.	Derivative and hedge accounting

As of July 1, 2000, the Group adopted SFAS No. 133, Accounting for derivative instruments and hedging activities as amended, when the rules become effective for Companies with fiscal year ending June 30.

The Group has not employed derivative instruments or derivative like instruments embedded in other contracts, which qualify as derivative under SFAS No. 133, as amended. No transitional adjustments were required to adopt SFAS No. 133.

11.	Fair Value of Financial Instruments

Financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, and notes payable. At August 31, 2003, December 31, 2002 and 2001, the fair value of these instruments approximates the carrying amount of these items due to the short-term maturities of these instruments.

12.	Recent Accounting Pronouncements

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” SFAS No. 145 rescinds the requirement that all gains and losses from extinguishment of debt be classified as an extraordinary item. Additionally, SFAS No. 145 requires that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. SFAS No. 145 is effective for the Group beginning in 2003. However , there were no debts for the period under review.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit and Disposal Activities.” This statement revises the accounting for exit and disposal activities under Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity.” Specifically, SFAS 146 requires that companies record the costs to exit an activity or dispose of long-lived assets when those costs are incurred. SFAS 146 requires that the measurement of the liability be at fair value. The provisions of SFAS 146 are effective prospectively for exit or disposal activities initiated after December 31, 2002 and will impact any exit or disposal activities initiated after such date. However there were no exit and disposal activities for the period under review.

In December 2002, the FASB has issued SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure,” an amendment of FASB Statement No. 123. The disclosure requirements of Statement 123, Accounting for Stock-Based Compensation, which apply to stock compensation plans of all companies, are amended to require certain disclosures about stock-based employee compensation plans in an entity’s accounting policy note. Those disclosures include a tabular format of pro forma net income and, if applicable, earnings per share under the fair value method if the intrinsic value method is used in any period presented. For entities using the intrinsic value method, pro forma information in a tabular format is also required in the notes to interim financial information. Appropriate disclosures have been made for the period under review.

In April 2003, FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, applicable for fiscal periods first fiscal period

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

beginning after December 15, 2003. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement amends Statement 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to Statement 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative, in particular, the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors, the meaning of underlying, and the characteristics of a derivative that contains financing components. The statement is not applicable to the Group for the period under consideration.

In May 2003, FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, applicable for fiscal periods first fiscal period beginning after December 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This Statement was developed in response to concerns expressed by preparers, auditors, regulators, investors, and other users of financial statements about issuers’ classification in the statement of financial position of certain financial instruments that have characteristics of both liabilities and equity but that have been presented either entirely as equity or between the liabilities section and the equity section of the statement of financial position. The statement is not applicable to the Group for the period under consideration.

In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. Management does not expect that the adoption of FIN 45 will have a material effect on the Company’s financial position, results of operations, or cash flows.

On January 31, 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”). FIN 46 clarifies existing accounting for whether variable interest entities should be consolidated in financial statements based upon the investees ability to finance its activities without additional financial support and whether investors possess characteristics of a controlling financial interest. FIN 46 applies to years or interim periods beginning after June 15, 2003 with certain disclosure provisions required for financial statements issued after January 31, 2003. Management does not expect that the adoption of FIN 46 will have a material effect on the Company’s financial position, results of operations, or cash flows.

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

NOTE C – FINANCIAL INSTRUMENTS

Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of cash equivalents, trade receivables, deposits and employee receivables. The cash resources of the Group are invested with banks after an evaluation of the credit risk. By their nature, all such financial instruments involve risk including the credit risk of non-performance by counter parties. In management’s opinion, as of August 31, 2003, there was no significant risk of loss in the event of non-performance of the counter parties to these financial instruments, other than the amounts already provided for in the financial statements.

NOTE D – CONCENTRATION OF RISK

A significant portion of our revenues is earned from the United States and derived from few clients in only a few industry segments. This increases the likelihood that the slowdown in IT spending in the United States will affect our profitability. For the period ended August 31, 2003 and the year ended December 31, 2002, one customer accounted for 79% and 84% of revenue, respectively, and no other customer accounted for more than 10% of revenues. For the year ended December 31, 2001 there were 3 customers that accounted for 38.33%, 14.17% and 10.44% of total revenues, respectively.

NOTE E – CASH AND CASH EQUIVALENTS

Cash and cash equivalents include:

	August 31, 2003	December 31, 2002	December 31, 2001
Cash in hand	$3,130	$11	$250
Balance in checking accounts	5,062,426	2,917,848	206,067
Balance in time deposit accounts	1,919,285	1,800,958	1,548,505

Total	$6,984,841	$4,718,817	$1,754,822

NOTE F – ACCOUNTS RECEIVABLE

The Group maintains an allowance for uncollectible accounts on all accounts receivable based on present and prospective financial condition of the customer and aging of the accounts receivable after considering historical experience and the current economic environment.

The position of the accounts receivable at the respective balance sheet date is as follows:

	August 31, 2003	December 31, 2002	December 31, 2001
Accounts receivable (Gross)	$548,326	$700,284	$—
Less Provisions for uncollectible accounts	(40,500)	(33,065)	—

Net Accounts receivable	$507,826	$667,219	$—

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

The activity in the allowance for uncollectible receivable is given below:

Particulars	August 31, 2003	December 31, 2002	December 31, 2001
Balance as at beginning	$33,065	$—	$—
Allowance for uncollectible for the period	40,392	46,524	—
Accounts receivable written off during the period	(32,957)	(13,459)	—

Balance as at the close	$40,500	$33,065	$—

NOTE G – OTHER CURRENT ASSETS

Current assets positions include:

Particulars	August 31, 2003	December 31, 2002	December 31, 2001
Rent and other deposits	$32,440	$196,562	$73,351
Employee advances	38,763	25,062	5,097
Advance income tax	80,271	66,880	—
Advances to suppliers	68,898	58,753	—
Interest accrued but not due	25,519	12,379	167
Other advances	—	22,504	2,135

Total	$245,891	$382,140	$80,750

NOTE H – PROPERTY AND EQUIPMENT

An analysis of property and equipment by asset category is set out below:

Nature of asset	August 31, 2003	December 31, 2002	December 31, 2001
Software	$207,197	$—	$—
Computer equipment	877,353	398,142	383,684
Office equipment	358,166	46,601	33,298
Furniture and fixtures	370,767	15,174	14,933
Vehicles	68,541	43,374	23,318

	1,882,024	503,291	455,233
Less - accumulated depreciation	(768,708)	(380,499)	(168,277)

Property and equipment, net	$1,113,316	$122,792	$286,956

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

Management has capitalized the cost of software obtained for internal use, amounting to $207,197, in accordance with SOP 98- 1 during the financial period ended August 31, 2003.

Mentorix has taken office premises on lease, which expired on March 31, 2003 and the assets attached to the premises were to be handed over to the landlord on an as is where is basis. Considering the above fact the management has decided to impair the assets in the month of December 31, 2002. The management has adopted SFAS 144 and has estimated the fair value of the assets. The Company has determined that the carrying value of the assets is not recoverable by conducting the recoverability test. Thus the excess of the carrying amount of the assets to its fair value is charged to income statement as impairment. An impairment charge of $38,758 was recognized in 2002.

In September 2002, the Company changed the estimated useful lives of property and equipment. Some items of property and equipment of Mentorix Technologies Inc. were sent to the Indian subsidiary on use and return basis during the years 2001 and 2002. Management has decided to change the estimated useful lives of certain assets from 3 years to 2 years due to obsolescence in technologies. Under Accounting Principle Board Opinion No 20, this change in estimate resulted in the Group’s recognizing additional depreciation expense of approximately $78,000 in 2002.

NOTE I – BUSINESS COMBINATION

In January 2001, the company acquired the Technology Based Training (TBT) division of Aptech Limited. The TBT division was engaged in the business of providing end-to-end e-learning solutions for and through the Internet, application development and content courseware for third parties and has substantial business presence in India. The acquisition was accounted for under the Purchase Method. The financials statements include the operations of the TBT division with effect from February 10, 2001, the closing date of the transaction.

No tangible assets were acquired as part of the acquisition and the entire cash consideration of US $600,000 was allocated to the following intangible assets:

Particulars	Amount
Customer list, training courseware materials and logos	$100,000
Non-compete	50,000
Employment contracts	250,000
Customer contracts	150,000
Goodwill	50,000

Total	$600,000

Based on an impairment review by the management as at December 31, 2001, the entire amount of the goodwill and the intangibles acquired, as listed above, have been written off during the financial year ended December 31, 2001, because of a change in technology used. The technology acquired in the TBT acquisition was abandoned towards the end of 2001.

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

NOTE J – OTHER ASSETS

Other assets are comprised of non-current portion of lease rent deposits of $233,717 as of August 31, 2003, $111,531 as of December 31, 2002 and $88,035 as of December 31, 2001 paid as a deposit for hiring leased premises.

NOTE K – RESTRICTED CASH

Restricted cash amounting to $39,376 as of August 31, 2003, $2,186 as of December 31, 2002 and $2,069 as of December 31, 2001 represents bank deposits for bonding of warehouse and with Indian government authority. Restrictions are released on expiry of the terms of the banks’ guarantee.

NOTE L – CURRENT LIABILITIES

Other current liabilities include:

Particulars	August 31, 2003	December 31, 2002	December 31, 2001
Expenses payable	$904,753	$705,583	$445,901
Payroll liabilities payable	—	119,315	4,149
Statutory dues payable	—	41,577	12,620
Employee advances	2,666	2,070	964
Taxes payable	158,133	73,376	2,860
Current portion of loan	11,399	11,131	5,510

Total	$1,076,951	$953,052	$472,004

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

NOTE M – NON-CURRENT LIABILITIES.

Non-current liabilities include the non-current portion of loans taken from a bank amounting to $27,235 as of August 31, 2003, $22,377 as of December 31, 2002 and $9,838 as of December 31, 2001, against hypothecation of vehicles. The interest rate on the obligations is approximately 11.13%. Amounts due over the next five years are as follows:

Particulars	August 31, 2003	December 31, 2002	December 31, 2001
Maturing in the fiscal
2003 (included in current liabilities)	$11,399	$11,131	$6,329
2004	11,399	8,850	3,509
2005	4,437	2,396	—

NOTE N – INCOME TAXES

The provision for income taxes for the period ended August 31, 2003 and the years ended December 31, 2002 and 2001 is as follows:

Particulars	August 31, 2003	December 31, 2002	December 31, 2001

Current tax expense
Domestic taxes	$3,604	$1,692	$3,822
Foreign taxes	78,406	70,583	908
Deferred tax expense (benefit)
Domestic taxes	—	(51,690)	(120,321)
Foreign taxes	(42,812)	(31,268)	—

TOTAL	$39,198	$(10,683)	$(115,591)

Substantial portions of the profits of the Subsidiary’s operations are exempt from Indian income tax, being profits attributable to export operations and profit from the undertaking situated at Software Technology Parks. Under the tax holiday, the taxpayer can utilize exemptions of profits from income taxes for a period of ten consecutives years. The Subsidiary has opted for this exemption for undertakings situated in Software Technology Parks.

In assessing the realisibility of deferred tax assets, management considers whether it is more likely than not, that some portion or all, of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible.

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

The components of deferred tax comprises of the following:

Particulars	August 31, 2003	December 31, 2002	December 31, 2001
Non-current assets
Intangibles	$81,707	$81,706	$120,321
Property & equipment	159,879	98,761	—
Net operating loss	1,385,109	1,385,109	644,154

Less: Valuation allowance	(1,385,109)	(1,385,109)	(644,154)
Total	$241,586	$180,467	$120,321

Current asset
Gratuity	$(3,229)	$13,732	$—
Leave encashment	10,346	9,171	—

Total	$7,117	$22,903	$—

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

NOTE O – COMPUTER SOFTWARE COSTS

In January 2001, the Company acquired the Intellectual Property Rights and source code information of Learning Management Software (LMS) for $2,770,000. Since the LMS was found to have a utility not exceeding a year and due to subsequent changes in technologies, the management has decided to write off the entire costs of the software purchase in 2001 itself. This expense has been included in Cost of revenues for the year ended December 31, 2001.

NOTE P – RELATED PARTY TRANSACTIONS

During the period ended August 31, 2003, the Subsidiary has rendered services to Hexaware Technologies Limited a principal shareholder of Mentorix, amounting to US$28,760. The balance at the end of the period is Nil.

Loans and advances include $993 being the advances to E-ventures Holdings India Private Limited, an affiliate of a shareholder.

During the year ended December 31, 2002, the Subsidiary entered into a contract with NCS Pearson for software development services. As per the terms of the contract, Hexaware Technologies Limited will assist the Subsidiary in software development services. Mentorix has obtained professional services from Hexaware amounting to $39,535. The total outstanding payable to Hexaware as on December 31, 2002 was $171,844.

During the year ended December 31, 2001 the Company acquired the TBT division of Aptech Limited for $ 600,000. At the time of acquisition, Aptech was not a stockholder of the Group. The Company also purchased computer software amounting to $2,770,000 from Aptech Limited. Subsequent to these acquisitions, Aptech became a principal stockholder of the Group. The Company also generated revenue amounting to $542,142 from various software services transactions entered into with subsidiaries of Aptech Limited. The Company purchased technical services from a subsidiary of Aptech Limited for $11,127. Mentorix purchased various services comprising of usage of premises, utilities and technical services from Aptech Limited amount to $158,078. As at December 31, 2001 an amount of $132,089 is payable to Aptech Limited towards the above services.

During the year ended December 31, 2001 the company provided course development services to an entity under common control for a consideration of $278,500. The Company also purchased software licenses from the same entity amounting to $250,000.

NOTE Q – OPERATING LEASES

The Subsidiary has certain offices and residential premises with different tenures under operating lease agreements. The agreements can be cancelled at the option of the lessee by giving requisite notice and are renewable on a periodic basis on mutually agreed terms between the lessor and the lessee.

The Subsidiary has taken office premises under a non-cancelable lease, which expires on December 31, 2005. The Gross rental for the period from January 1, 2003 to August 31, 2003 was $190,200.

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

(For the year ended December 31, 2002 $343,705 and for the year ended December 31, 2001 $450,899).

The minimum rental payments to be made in respected of these leases are as follows:

Particulars	8/31/2003
Year 2003 (September 1, 2003 through December 31, 2003)	$155,812
Year 2004	467,434
Year 2005	350,576

TOTAL	$973,822

NOTE R – EMPLOYEE POST RETIREMENT BENEFITS

a)	Gratuity

The following table sets out the Projected Benefit Obligation in respect of the Subsidiary’s Gratuity Plan:

The following table sets out the funded status of the Gratuity Plan and the amounts recognized in the Company’s financial statements:

Particulars	2003	2002	2001
Change in the benefit obligations
Projected Benefit Obligations (PBO) at the beginning of the year	$1,941,693	$1,393,358	$900,755
Service cost	733,525	532,226	335,700
Interest cost	101,451	135,937	99,545
Actuarial loss/ (gain)	94,502	(51,842)	127,651
Benefits paid	(65,586)	(67,986)	(70,293)

PBO at the end of the year	$2,805,585	$1,941,693	$1,393,358

Change in plan assets
Fair value of plan assets at the beginning of the year	$1,268,356	$188,878	$—
Actual return on plan assets	95,279	69,947	6,867
Employer contributions	907,241	1,022,552	184,746
Loss	28,162	13,021	2,735
Benefits paid	—	—	—

Plan assets at the end of the year	$2,242,714	$1,268,356	$188,878

Funded status	(562,871)	(673,337)	(1,204,480)
Unrecognized net loss	10,364	13,021	127,651

Net amount recognized	$(552,507)	$(660,316)	$(1,076,829)

Net gratuity cost for the period ended August 31, 2003 and the years ended December 31, 2002 and 2001 included the following components:

	2003	2002	2001
Service cost	$733,525	$532,226	$335,700
Interest cost	101,451	135,937	99,545
Expected return on assets	(95,279)	(69,947)	(6,867)
Actuarial loss	94,502	—	—

Net gratuity cost	$834,199	$598,216	$428,378

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

The actuarial assumptions used in accounting for the Gratuity plan are:

	2003	2002	2001
Discount rate	7.0%	8.0%	10.0%
Rate of increase in compensation levels	6.0%	7.0%	9.0%
Expected long term rate of return on plan assets	7.5%	8.5%	10.5%

b)	Provident fund benefits

The Subsidiary contributed $115,566 to the provident fund of employees during the period ended August 31, 2003. The subsidiary had contributed to provident fund, $78,573 and $44,538 for the years ended December 31, 2002 and 2001 respectively.

c)	Social security scheme

Mentorix contributed $ 19,768 to the social security scheme of employees during the period ended August 31, 2003. Mentorix had contributed to the social security scheme $ 24,338 and $115,575 for the years ended December 31, 2002 and 2001 respectively.

NOTE S – STOCK OPTION PLANS

In August 1999, Mentorix established the 1999 Stock Plan, which provides for the issuance of 2,915,378 options to be reserved for qualifying employees of Mentorix and service providers. Under the plan, non-statutory stock options and stock purchase rights may be granted to service providers. Incentive stock options may be granted only to employees. The options will become exercisable over a period of four years from the date the options are granted, with twenty-five percent of the options becoming exercisable after the completion of one year from the date the options are granted and 1/48th of the options granted becoming exercisable each month over the next three years.

Mentorix has adopted the intrinsic value-based method of APB 25 to account for its employee stock-based compensation plan. During 2002 and 2001, the options were granted to the employees at an exercise price, equal to the fair value of various grant dates. Hence, Mentorix did not recognize any stock compensation expenses for the years ended December 31, 2002 and 2001. During the period ending August 31, 2003, Mentorix has recorded a compensation cost of $6,193 and a deferred compensation cost of $213,944.

Option activity for period

	Number of options 2003	Number of options 2002	Number of options 2001
Options outstanding at the beginning of the period	2,405,554	1,122,935	996,458
Granted	564,627	1,365,012	415,000
Exercised	—	—	—
Forfeited	40,117	82,393	288,523
Expired	—		—
Outstanding at end of period	2,930,064	2,405,554	1,122,935

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

Stock Options Granted During Year:

Exercise Price ($)	Number outstanding	Weighted average contractual life	Weighted Average Exercise Price ($)	Number exercisable	Weighted Average Exercise Price ($)
0.01	826,333	3.00	0.01	826,333	0.01
0.02	72,852	4.00	0.02	1,706	0.02
0.03	79,625	5.00	0.03	93,375	0.03
0.04	1,386,627	6.00	0.04	247,172	0.04
0.05	564,627	7.00	0.05	—	0.05

Total outstanding	2,930,064

Parameters used for Option Valuation:

	2003	2002	2001
Risk-free interest rate	4%	5%	5%
Expected volatility of common stock	—	—	—
Dividend yield	—	—	—
Expected life of options	7 Years	7 Years	7 Years

NOTE T – CONTINGENCIES & COMMITMENTS

Cumulative preferred stock dividend of $510,683 and $451,683 is outstanding on Series ‘C’ and Series ‘D’ preferred stock respectively.

The Subsidiary’s operations are carried out from a registered unit in a Software Technology Park of India (‘STPI’). Under the STPI scheme of Government of India, registered units have export obligations to the extent of 3 times the amount of foreign exchange released for capital goods imported over a period of 5 successive years. The consequences of not meeting the above commitments would be a retroactive levy of import duty on items previously imported duty free capital goods. Additionally the respective authorities shall levy penalties on such defaults on a case-by-case basis. The cumulative export obligations for the Subsidiary as on August 31, 2003 was approximately $1,197,168 and have been met as on August 31, 2003.

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

NOTE U – STOCKHOLDER’S EQUITY

Common Stock

Voting

Each holder of common stock is entitled to one vote in respect of each share held by him in the records of the Mentorix for all matters submitted to a vote.

Liquidation

In the event of liquidation of the Mentorix, the holders of common stock shall be entitled to receive all of the remaining assets of the Mentorix, after distribution of all preferential amounts, if any. The amounts will be in proportion to the number of common stock held by the stockholders.

Common Stock issued

In terms of the stock purchase agreement dated January 20, 2001, the Mentorix allotted and issued 11,187,727 shares of common stock to Hexaware Technologies Limited at a price of $ 0.30 per share on receipt of the application money in March 2001.

Stock options

There are no voting, dividend or liquidation rights to the holders of the options issued under Mentorix’s stock option plan.

Series ‘A’ Preferred Stock

Dividend

The holders of Series ‘A’ Preferred Stock are entitled, when and if declared by the board of directors of Mentorix, to dividends out of the assets of Mentorix legally available therefore at the rate of $ 0.016 per share per annum. Dividend on Series ‘A’ Preferred stock shall be payable in preference and prior to payment of any dividend on the common stock of Mentorix. The right to dividend on Series ‘A’ preferred stock is not cumulative.

Voting

The holder of each share of series ‘A’ preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock could be converted.

Convertibility

Series ‘A’ Preferred Stock can be converted into shares of common stock at any time at the election of the holder thereof and shall be automatically converted into shares of common stock upon the occurrence of certain events as set forth in the Articles of Incorporation of Mentorix.

Liquidation

In the event of liquidation, winding up or dissolution of Mentorix, either voluntarily or involuntarily, the holders of series ‘A’ Preferred stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of Mentorix to the holders of the common stock of Mentorix, an amount equal to $ 0.20 per share, subject to availability of sufficient assets with Mentorix.

Series ‘B’ Preferred Stock

Dividend

The holders of Series ‘B’ Preferred Stock are entitled, when and if declared by the board of directors of Mentorix, to dividends out of the assets of Mentorix legally available therefore at the rate of $ 0.0436 per share per annum. Dividend on Series ‘B’ Preferred stock shall be payable in preference

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

and prior to any payment of any dividend on the common stock of Mentorix. The right to dividend on Series ‘B’ preferred stock is not cumulative.

Voting

The holder of each share of series ‘B’ preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock could be converted.

Convertibility

Series ‘B’ Preferred Stock can be converted into shares of common stock at any time at the election of the holder thereof and shall be automatically converted into shares of common stock upon the occurrence of certain events as set forth in the Articles of Incorporation of Mentorix. The shares are also redeemable under certain circumstances as set forth in the Articles of Incorporation of Mentorix.

Liquidation

In the event of liquidation, winding up or dissolution of Mentorix, either voluntarily or involuntarily, the holders of Series ‘B’ Preferred stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of Mentorix to the holders of the common stock of Mentorix, an amount equal to $ 0.5447 per share, plus any declared and unpaid dividend and all the 4 remaining assets available for distribution shall be distributed to the Series ‘B’ Preferred stock holders up to twice the amount paid on the shares, subject to availability of sufficient assets with Mentorix.

Series ‘C’ Preferred Stock

Dividend

The holders of Series ‘C’ Preferred Stock are entitled, when and if declared by the board of directors of Mentorix, to dividends out of the assets of Mentorix legally available therefore at the rate of $ 0.0469 per share per annum. Dividend on Series ‘C’ Preferred stock shall be payable in preference and prior to any payment of any dividend on the common stock of Mentorix. The right to dividend on Series ‘C’ preferred stock is cumulative from the date on which the first share of Series ‘C’ Preferred stock is first issued. The unpaid cumulative dividend on the above is reflected in note T Contingent Liabilities

Voting

The holder of each share of series ‘C’ preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock could be converted.

Convertibility

Each share of series ‘C’ preferred stock shall be convertible into shares of common stock at the option of the holder thereof.

Liquidation

In the event of liquidation, winding up or dissolution of Mentorix, either voluntarily or involuntarily, the holders of Series ‘C’ Preferred stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of Mentorix to the holders of the common stock of Mentorix, an amount equal to $ 0.5863 per share, plus any declared and unpaid dividend and all the remaining assets available for distribution shall be distributed to the Series ‘C’ Preferred stock holders up to twice the amount paid on the shares, subject to availability of sufficient assets with Mentorix.

Mentorix Technologies Inc. (formerly, known as Turbograd.Com Inc)

Consolidated Financial Statements

Series ‘D’ Preferred Stock

Dividend

The holders of Series ‘D’ Preferred Stock are entitled, when and if declared by the board of directors of Mentorix, to dividends out of the assets of Mentorix legally available therefore at the rate of $ 0.1136 per share per annum. Dividend on Series ‘D’ Preferred stock shall be payable in preference and prior to any payment of any dividend on the common stock of Mentorix. The right to dividend on Series ‘D’ preferred stock is cumulative from the date on which the first share of Series ‘D’ Preferred stock is first issued. The unpaid cumulative dividend on the above is reflected in note T Contingent Liabilities

Voting

The holder of each share of series ‘D’ preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock could be converted.

Convertibility

Each share of series ‘D’ preferred stock shall be convertible into shares of common stock at the option of the holder thereof.

Liquidation

In the event of liquidation, winding up or dissolution of Mentorix, either voluntarily or involuntarily, the holders of Series ‘D’ Preferred stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of Mentorix to the holders of the common stock of Mentorix, an amount equal to $ 1.4200 per share, plus any declared and unpaid dividend and all the remaining assets available for distribution shall be distributed to the Series ‘D’ Preferred stock holders up to twice the amount paid on the shares, subject to availability of sufficient assets with Mentorix.